Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Second Supplemental Indenture”), dated as of July 2, 2020, among Cincinnati Bell Inc., an Ohio corporation (or its permitted successor) (the “Issuer”), each subsidiary of the Issuer identified as a Guarantor on Schedule I hereto (each, a “Guarantor” and together, the “Guarantors”), and Regions Bank (or its permitted  successor),  as  trustee  under  the  Indenture  referred  to  below  (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Issuer and the other Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture, dated as of October 6, 2017 (as supplemented by the Supplemental Indenture, dated as of July 2, 2018, the “Indenture”), providing for the issuance by the Issuer of its 8.000% Senior Notes due 2025 (the “Notes”);

WHEREAS, the Issuer proposes to amend the Indenture as contemplated by this Second Supplemental Indenture (such amendments, collectively, the “Amendments”);

WHEREAS, pursuant to Section 9.02(e) of the Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture as contemplated by this Second Supplemental Indenture with the consent of the Holders of at least a majority in principal amount of the outstanding Notes (the “Requisite Consents”);

WHEREAS, the Issuer has obtained the Requisite Consents to the Amendments pursuant to the consent solicitation statement, dated June 15, 2020 (as amended, supplemented or otherwise modified from time to time, the “Consent Solicitation Statement”), and upon the terms and subject to the conditions set forth therein; and

WHEREAS, pursuant to Section 9.02(c) of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Issuer, each Guarantor  and the Trustee mutually covenant and agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS

Section 1.1. Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
AMENDMENTS

Section 2.1. Amendments.

(i)	The definition of “Change of Control” in Article 1.01 of the Indenture is amended and restated in its entirety to read as follows:

“Change of Control” means the occurrence of any of the following:

(1)  the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than the Issuer, any of its Subsidiaries or one or more Permitted Holders;

(2)  the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Issuer, other than by virtue of (a) the imposition of one or more holding companies (including in connection with a business combination and regardless of whether any such holding company has other assets) or (b) the reincorporation of the Issuer in another jurisdiction, if in the case of either (a) or (b), (i) the beneficial owners of 100% of the total voting power of the Voting Stock of the Issuer immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter and (ii) no Person or group beneficially owns more than 50% of the voting power of the Voting Stock of the Issuer immediately following such transaction if such Person or group did not beneficially own more than 50% of the voting power of the Voting Stock of the Issuer prior to such transaction; or

(3)  (x) the Issuer merges or consolidates with or into any Person (except in the case of a merger or consolidation of the Issuer following which the Issuer or the surviving Person in such transaction is a Subsidiary of another Person, which shall be subject to clause (2) above) or (y) any Subsidiary of the Issuer merges or consolidates with or into any Person and, in the case of this subclause (y), in connection therewith Voting Stock of the Issuer is issued to shareholders of such other Person, unless, in the case of each of subclauses (x) and (y), immediately following such transaction, (i) the beneficial owners of 100% of the voting power of the Voting Stock of the Issuer immediately prior to such transaction, directly or indirectly hold a majority of the voting power of the Voting Stock of the Issuer or such Person in such transaction immediately after such transaction and (ii) no Person or group beneficially owns more than 50% of the voting power of the Voting Stock of the Issuer or such Person immediately following such transaction if such Person or group did not beneficially own more than 50% of the voting power of the Voting Stock of the Issuer prior to such transaction, in each case, other than one or more Permitted Holders.

Notwithstanding the above, the acquisition by MIP V (FCC) AIV, L.P. and any other affiliate or managed funds and Ares Special Situations Fund IV, L.P., ASOF Holdings I, L.P. and any other affiliates or managed funds of the Issuer will not be deemed a “Change of Control.”

(ii)	The following, new defined term shall be added to Article 1.01 of the Indenture in alphabetical order:

“Permitted Holder” means (a) senior executive officers or directors of the Issuer who are or become holders of Equity Interests of the Issuer, (b) any Subsidiary of the Issuer, (c) (i) Macquarie Infrastructure and Real Assets, Inc. (“MIRA”), MIP V (FCC) AIV, L.P. (and together with MIRA, “Macquarie”), and any of their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by Macquarie or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle and (iii) any limited or general partners of, or other investors in, any Macquarie investor or any Affiliate thereof, or any such investment fund or vehicle (but, in case of this clause (c), excluding any portfolio companies of any of the foregoing), (d) (i) Ares Special Situations Fund IV, L.P. and ASOF Holdings I, L.P. (collectively, “Ares”) and any of their respective Affiliates, (ii) any investment fund or vehicle managed, sponsored or advised by Ares or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle and (iii) any limited or general partners of, or other investors in, any Ares investor or any Affiliate thereof, or any such investment fund or vehicle (but, in case of this clause (d), excluding any portfolio companies of any of the foregoing), and (e) any Person or combination of Persons that, directly or indirectly, holds or acquires beneficial ownership of 100% on a fully diluted basis of the Voting Stock of the Issuer, and of which no other Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Issue Date), other than any of the other Permitted Holders specified in any of clauses (a) through (d) above, beneficially owns more than 50% on a fully diluted basis of the Voting Stock thereof. Any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

(iii)	The Indenture shall be amended by adding the following, new Section 4.22:

“SECTION 4.22 Limitation on Optional Redemption.  The Issuer shall not redeem all or a part of the Notes, prior to October 15, 2021 pursuant to Section 3.07 of this Indenture.”

ARTICLE 3
MISCELLANEOUS

Section 3.1. Effectiveness; Operative Time; Reversal; Authorization.

(i)          This Second Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the date on which it is executed by the Issuer, the Guarantors and the Trustee (the “Effective Date”); provided, however, that the Amendments set forth in Article 2 hereof shall become operative immediately prior to the consummation of the Acquisition (as defined in the Consent Solicitation Statement) (the “Amendment Operative Time”) if the Issuer delivers an Officer’s Certificate to the Trustee confirming that substantially concurrently with delivery of such Officer’s Certificate that (i) the Consent Fee (as defined in the Consent Solicitation Statement) has been paid to consenting Holders in accordance with the Consent Solicitation Statement and (ii) the Issuer and the Guarantors have executed any necessary agreement or instrument in connection with the granting of the Collateral (the “Operative Conditions”). If the Operative Conditions fail to occur, the Indenture will revert to the form in effect immediately prior to the Effective Date, the Issuer shall provide the Trustee with written notice of such failure and such reversion.

(ii)            From and after the Amendment Operative Time, the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Second Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Second Supplemental Indenture shall be bound thereby.

(iii)          Upon the Effective Date of this Second Supplemental Indenture, each holder of the Notes (or any beneficial ownership interest therein) will be deemed to have authorized the Trustee and Regions Bank or any other institution selected to serve in such role, to act as the collateral agent (the “Collateral Agent”), to enter into the Collateral Supplemental Indentures, the Collateral Documents, the First Lien Intercreditor Agreement, any other agreement or instrument in connection with the granting of the Collateral (each as defined in the Consent Solicitation Statement) and any amendment or modification thereto in the reasonable judgment of the Issuer that is necessary to provide a security interest in the Collateral or to cure any ambiguity, omission, defect or inconsistency

(including, without limitation, any inconsistency between the text of such documents with the description of the Collateral Supplemental Indenture, the Collateral Documents and the First Lien Intercreditor Agreement contained in this Consent Solicitation Statement to the extent any such text was intended (as evidenced by an officer’s certificate) to be a verbatim recitation of a provision of the Collateral Supplemental Indenture, the Collateral Documents or First Lien Intercreditor Agreement), on behalf of such holder of the Notes and each holder of the Notes will be bound by the terms of the Collateral Supplemental Indentures, the Collateral Documents, the First Lien Intercreditor Agreement and any other agreement or instrument in connection with the granting of the Collateral.  Each holder of the Notes (or any beneficial ownership interest therein) will be deemed to have authorized the Trustee and the Collateral Agent to execute any and all documents, financing statements, agreements and instruments and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents) that the Goldman Sachs Bank USA or another entity in such role, in its capacity as collateral agent under the Senior Secured Credit Facilities (as defined in the Consent Solicitation Statement) (in such capacity, the “Controlling Collateral Agent”) may reasonably request (including, without limitation, those required by applicable law), all at the expense of the Issuer and the Guarantors, to secure the Notes and the Note Guarantees on an equal and ratable basis with the Senior Secured Credit Facilities on the Collateral.

Section 3.2. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.3. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4. No Recourse Against Others. Pursuant to Section 12.06 of the Indenture, no director, officer, employee, incorporator, stockholder, member, manager or partner of the Issuer or each Guarantor shall have any liability for any obligations under the Notes, the Indenture, this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.

Section 3.5. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SECOND SUPPLEMENTAL INDENTURE.

Section 3.6. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.8. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and each Guarantor.

[Signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

CINCINNATI BELL INC.

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CBTS LLC, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CBTS TECHNOLOGY SOLUTIONS LLC (Successor to ONX HOLDINGS LLC, ONX USA LLC and ONX MANAGED SERVICES INC.), as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CBTS VIRGINIA LLC, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CINCINNATI BELL ENTERTAINMENT INC., as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CINCINNATI BELL EXTENDED TERRITORIES LLC, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CINCINNATI BELL SHARED SERVICES LLC, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CINCINNATI BELL TELEPHONE COMPANY LLC, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

CINCINNATI BELL WIRELESS, LLC, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

HAWAIIAN TELCOM COMMUNICATIONS, INC., as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

HAWAIIAN TELCOM HOLDCO, INC., as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

HAWAIIAN TELCOM, INC., as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

HAWAIIAN TELCOM SERVICES COMPANY, INC., as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

SYSTEMMETRICS CORPORATION, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

WAVECOM SOLUTIONS CORPORATION, as Guarantor

By:	/s/ Joshua T. Duckworth
	Name:	Joshua T. Duckworth
	Title:	Vice President of Treasury, Corporate Finance and Investor Relations

REGIONS BANK, as Trustee

By:	/s/ Doug Milner
	Name:	Doug Milner
	Title:	Senior Vice President

Schedule I

1.	CBTS LLC

2.	CBTS Technology Solutions LLC

3.	CBTS Virginia LLC

4.	Cincinnati Bell Entertainment Inc.

5.	Cincinnati Bell Extended Territories LLC

6.	Cincinnati Bell Shared Services LLC

7.	Cincinnati Bell Telephone Company LLC

8.	Cincinnati Bell Wireless, LLC

9.	Hawaiian Telcom Communications, Inc.

10.	Hawaiian Telcom Holdco, Inc.

11.	Hawaiian Telcom, Inc.

12.	Hawaiian Telcom Services Company, Inc.

13.	SystemMetrics Corporation

14.	Wavecom Solutions Corporation